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Exhibit 99.(a)(3)

Shareholders should refer to Form D—"Return of Cash Election Form" of this Exhibit 99.(a)(3).

National Grid Transco	A

AGM/EGM Admission Card

        If you attend these meetings please bring this Admission Card. Using it will ensure that you can pass through registration as quickly as possible.

        If you have appointed a proxy other than the Chairman to vote on your behalf at either meeting please tick this box ☐ and give this card to them. They should take this card with them and state at registration that they are attending as your proxy. You will also need to complete and return the attached Proxy Cards (Cards B and C), including the name of your proxy on both.

Completing Proxy Cards B and C

1
It is proposed that, in line with best practice, all resolutions at the AGM and EGM will be decided on a poll. Any votes that you send by proxy will therefore be counted towards the final outcome of the resolutions.

2
Unless you choose someone else, the Chairman will be your proxy. When chosen, the Chairman must vote as you direct and cannot change the votes you mark on your Proxy Card.

3
To choose someone other than the Chairman as your proxy, cross out the words 'the Chairman of the Meeting' on the Proxy Card and write their name in the box provided. Please note: if you choose someone other than the Chairman as your proxy you are responsible for ensuring that they attend the meeting and know how you wish to vote. If your proxy does not attend your votes will not be cast.

4
Place an X in the box showing how you wish to vote for each resolution. If you do not mark a resolution your proxy can decide how to vote.

5
Sign and date the Proxy Card in the boxes provided. Where shares are held in joint names only one shareholder needs to sign.

6
Once completed, return the Proxy Card in the pre-paid envelope provided. To be valid Proxy Cards must be received 48 hours before the start of the meeting.

7
If you do not use the envelope, Proxy Cards should be sent to: Capita Registrars, Corporate Actions, PO Box 40, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4YL.

8
If you return a Proxy Card this does not stop you from attending and voting at the meeting yourself.
B

Proxy Card 2005 AGM

        Before completing this Proxy Card please read the notes on completion above. Please refer to the Notice of Annual General Meeting for detailed explanations of each resolution and formal notifications in respect of the meeting.

I/We appoint 'the Chairman of the Meeting'

as my/our proxy to attend and vote on my/our behalf at the AGM of National Grid Transco plc to be held at 2pm on Monday 25 July 2005 and at any adjournment thereof.

Signed	Date

You can submit your proxy instructions electronically at:
www.ngtgroup.com/shareholders

Resolutions		For	Against	Abstain
1	To receive the Annual Report and Accounts	☐	☐	☐
2	To declare a final dividend	☐	☐	☐
3	To reappoint John Allan	☐	☐	☐
4	To reappoint Paul Joskow	☐	☐	☐
5	To reappoint Roger Urwin	☐	☐	☐
6	To reappoint John Grant	☐	☐	☐
7	To reappoint Steve Holliday	☐	☐	☐
8	To reappoint PricewaterhouseCoopers LLP as auditors and set their remuneration	☐	☐	☐
9	To approve the Directors' Remuneration Report	☐	☐	☐
10*	To change the name of the Company to National Grid plc	☐	☐	☐
11*	To amend the memorandum of association	☐	☐	☐
12*	To adopt new articles of association	☐	☐	☐

*
Special Resolution

National Grid Transco

Completing Return of Cash Election
Form D

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000. This Election Form should be read in conjunction with the Circular to Shareholders dated 6 June 2005. All words and expressions used in the Circular have, unless the context requires otherwise, the same meaning in this Election Form. The provisions of paragraphs 2 and 3 of Part 1, and all of Part 4 and Part 7 of the Circular are deemed to be incorporated into, and be part of, this Election Form.

        Shareholders wishing to receive Alternative 1: the Single B Share Dividend should NOT complete or return the Return of Cash Election Form. The Single B Share Dividend will be paid automatically on all B Shares in respect of which the shareholder has not elected for the other alternatives.

        For shareholders wishing to elect for Alternative 2: the Initial Repurchase Offer, Alternative 3: the Future Repurchase Offers or a mixture of alternatives, full instructions are included on the reverse of the Return of Cash Election Form D. These instructions should be read carefully before completing and returning the Return of Cash Election Form D.

        If you need assistance in completing the Return of Cash Election Form D, or have any queries relating to it, you should telephone the Shareholder Helpline on 0870 162 3137 (or +44 20 8639 3390 if calling from outside the UK) between 8.30am and 5.30pm on any Business Day. Please note the Shareholder Helpline will not provide advice on the merits of the Return of Cash or give any financial or tax advice.

C

Proxy Card EGM

        Before completing this Proxy Card please read the notes on completion above. Please refer to the Circular to Shareholders for detailed explanations of each resolution and formal notifications in respect of the meeting.

I/We appoint 'the Chairman of the Meeting'

as my/our proxy to attend and vote on my/our behalf at the EGM of National Grid Transco plc to be held at 2.15pm or, if later, immediately following the AGM on Monday 25 July 2005 and at any adjournment thereof.

Signed	Date

You can submit your proxy instructions electronically at:
www.ngtgroup.com/shareholders

Resolutions		For	Against	Abstain
1*	To approve the Return of Cash	☐	☐	☐
2	To authorise the Directors to allot shares	☐	☐	☐
3*	To disapply pre-emption rights	☐	☐	☐
4*	To authorise the Company to purchase its own shares	☐	☐	☐
5*	To amend the articles of association	☐	☐	☐

*
Special Resolution

National Grid Transco	D

Return of Cash Election Form

        Before completing the Election Form please read Completing the Return of Cash Election Form opposite. Full details of the Return of Cash are explained in the Circular to Shareholders and you should base any choice on the information contained there.

Shareholder(s)	1 Number of Shares as at 25 May 2005

        In respect of my/our B Shares, I/we hereby make the repurchase election set out below:

Alternative 1: Single B Share Dividend

Shareholders wishing to receive the Single B Share Dividend should NOT complete or return this Election Form. The Single B Share Dividend will be paid automatically on all B Shares in respect of which the shareholder has not elected for the other alternatives.

Repurchase Offers

Alternative 2: the Initial Repurchase Offer		Alternative 3: the Future Repurchase Offers
2	Number of B Shares to be repurchased immediately	3	Number of B Shares to be retained for future repurchase

	(Enter the word 'ALL' or the number of B Shares you wish to elect as directed in the instructions overleaf)		(Enter the word 'ALL' or 'BALANCE' or the number of B Shares you wish to elect as directed in the instructions overleaf)

I/We irrevocably appoint any director of JPMorgan Cazenove Limited for the time being as my/our attorney with authority on my/our behalf and in my/our name to exercise all rights, powers and privileges attaching to my/our B Shares or otherwise capable of being exercised by me/us only in order to give effect to my/our elections and for such purpose to do all acts and things and to execute all such deeds and other documents as such director shall consider necessary in giving effect to my/our elections.

Signatures

4	Execution by individual(s) Signed and delivered as a deed by:		Witnessed by (name and address):		Witness signatures:
1		1		1
	Sole or first-named registered holder

2		2		2
	Joint registered holder(s) (if any)

3		3		3
	Joint registered holder(s) (if any)
4		4		4
	Joint registered holder(s) (if any)

Execution by a Company
Executed and delivered as a deed by the Company named below:

Signature of Director/Authorised signatory*
Name of Company	acting by	Signature of Secretary/Director/Authorised signatory*
*Delete as appropriate

National Grid Transco

Completing Return of Cash Election Form D

        Shareholders wishing to receive the Single B Share Dividend on all of their B Shares should NOT complete or return the Election Form. The Single B Share Dividend will be paid automatically on all B Shares in respect of which the shareholder has not elected for the other alternatives.

        The following instructions set out what you need to do to inform the Company of your choice for the Return of Cash. Details of the Return of Cash are explained in the Circular and you should base any choice on the information contained there. References to Boxes are to the boxes indicated on the Return of Cash Election Form D.

  a.
  The Election Form shows the name of the shareholder, or names of joint shareholders, of B Shares for which an election can be made. When the Election Form is completed the shareholder, or all joint shareholders, need to sign the Election Form (in Box 4) and these signatures need to be witnessed (the witness must be over 18 years of age and cannot be the shareholder or one of the joint shareholders, although one person could separately witness the signature of all joint shareholders).

  b.
  Box 1 shows the number of Ordinary Shares held as at 25 May 2005. If you do not buy, sell or transfer any Ordinary Shares between 25 May 2005 and 29 July 2005 or buy, sell or transfer any B Shares between 1 August 2005 and 5 August 2005, then this number will also be the number of B Shares that you will hold at the B Share Record Date and may make an election for. If you do buy, sell or transfer any Ordinary Shares or B Shares you should take care to ensure that your election is in respect of the number of B Shares that will be registered in your name(s) on 5 August 2005.

TO CHOOSE ONE ALTERNATIVE FOR ALL YOUR B SHARES:

  c.
  To choose Alternative 1: the Single B Share Dividend for all of your B Shares you need take no further action. You should not complete and return the Election Form. Shareholders who do not return the Election Form will automatically receive the Single B Share Dividend payment on all of their B Shares.

  d.
  To choose Alternative 2: the Initial Repurchase Offer for all of your B Shares you should write ALL in Box 2.

  e.
  To choose Alternative 3: the Future Repurchase Offers for all of your B Shares you should write ALL in Box 3.

TO SPLIT YOUR B SHARES BETWEEN MORE THAN ONE ALTERNATIVE:

  f.
  To split your B Shares between Alternatives 2 and 3: Enter, in numbers, the number of B Shares you wish to be subject to the Initial Repurchase Offer in Box 2 and write the word BALANCE in Box 3.

  g.
  To split your B Shares between Alternatives 1 and 2: Enter, in numbers, the number of B Shares you wish to be subject to the Initial Repurchase Offer in Box 2 and leave Box 3 blank. The balance of your holding will receive Alternative 1: the Single B Share Dividend.

  h.
  To split your B Shares between Alternatives 1 and 3: Enter, in numbers, the number of B Shares you wish to retain for Future Repurchase Offers in Box 3 and leave Box 2 blank. The balance of your holding will receive Alternative 1: the Single B Share Dividend.

  i.
  To split your B Shares between Alternatives 1, 2 and 3: Enter, in numbers, the number of B Shares you wish to be subject to the Initial Repurchase Offer in Box 2 and the number of B Shares that you wish to retain for Future Repurchase Offers in Box 3. The balance of your holding will receive Alternative 1: the Single B Share Dividend.

The following instructions set out default positions where Election Forms are incorrectly completed:

  j.
  If you enter a number in Box 2 that is greater than your shareholding on 5 August 2005 your election in respect of Alternative 2: the Initial Repurchase Offer will be reduced to your actual holding.

  k.
  If you leave Box 2 blank and enter a number in Box 3 that is greater than your shareholding on 5 August 2005 your election in respect of Alternative 3: the Future Repurchase Offers will be reduced to your actual holding.

  l.
  If you have chosen to split your election between Alternatives 2 and 3 and the total of B Shares entered in Boxes 2 and 3 is greater than your shareholding on 5 August 2005, your election in respect of Alternative 2: the Initial Repurchase Offer will be fulfilled first, and, if this does not exceed your actual holding, the balance of your holding will receive Alternative 3: the Future Repurchase Offers.

  m.
  If you choose Alternative 2: the Initial Repurchase Offer for your entire holding by entering ALL in Box 2, anything entered in Box 3 will be disregarded.

Final instructions on completing your Election Form:

  n.
  If you are returning the Election Form you must sign in Box 4. All shareholders named on the Election Form must sign and each signature must be witnessed (although one person could separately witness the signature of more than one shareholder). The witness must be over 18 years of age and cannot be the shareholder or one of the joint shareholders named on the Election Form.

  o.
  Once completed, signed and witnessed the Election Form should be returned in the reply-paid envelope provided. To be valid, Election Forms must be returned by 4.30pm on 5 August 2005. If you do not use the envelope provided the Election Form should be sent to Capita Registrars, Corporate Actions, PO Box 40, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4YL (postage will be payable).

  p.
  If you need assistance in completing the Election Form or have any queries relating to it you should telephone the Shareholder Helpline on 0870 162 3137 (or +44 20 8639 3390 if calling from outside the UK) between 8.30am and 5.30pm on any Business Day. Please note that the Shareholder Helpline will not provide advice on the merits of the Return of Cash or give any financial or tax advice.

National Grid Transco

The International Convention Centre

        A free shuttle bus service will run between Birmingham New Street railway station and the venue.

        Limited free car parking will be available at the venue (North Car Park), from 11.30 am on a "first come, first served" basis.

National Grid Transco

Explanation of voting at meetings

        At both the AGM and EGM it is proposed that all resolutions will be decided on a poll.

        This means that each shareholder, proxy or corporate representative present at the meeting will be able to vote. Voting on a poll is on the basis of one share one vote. Poll cards will be collected at the end of the meetings and the results announced to the London Stock Exchange and posted on the Group website.

        Ordinary resolutions are passed if more than 50% of the votes cast are in favour.

        Special resolutions are passed if at least 75% of the votes cast are in favour.

        When counting votes to determine if resolutions are passed abstentions are not counted.

National Grid Transco

Timetable of AGM/EGM

        National Grid Transco plc is holding its 2005 Annual General Meeting (AGM) at The International Convention Centre, Birmingham on Monday 25 July 2005.

        Following the AGM, National Grid Transco plc will hold an Extraordinary General Meeting (EGM) principally seeking approvals in respect of its Return of Cash. The Notice of AGM is set out as a separate document. The Notice of EGM is included in the Circular to Shareholders.

        11.30 am Limited free car parking available (North Car Park)

        12.00 pm Registration opens, shuttle buses start running between Birmingham New Street and the venue

        12.30 pm Light lunch served

        1.30 pm Last serving time for lunch

        2.00 pm AGM commences

        2.15 pm* EGM commences

        Shuttle buses run between venue and Birmingham New Street following close of the EGM.

*
or, if later, immediately following the AGM

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  Exhibit 99.(a)(3)